UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2008

Commission file number 000-51384

InterMetro Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0476779
(State of Incorporation)	(IRS Employer Identification No.)

2685 Park Center Drive, Building A,
Simi Valley, California 93065
(Address of Principal Executive Offices) (Zip Code)

(805) 433-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 3, 2008, InterMetro Communications, Inc. (the “Company”) engaged Gumbiner Savett, Inc. (“Gumbiner Savett”) as its new principal accountants effective immediately. Gumbiner Savett has been engaged for general audit and review services and has not been engaged because of any particular transaction or accounting principle or because of any disagreement with the Registrant’s former accountant, Mayer Hoffman McCann P.C. (“Mayer Hoffman McCann”).

Mayer Hoffman McCann was dismissed effective November 3, 2008. Mayer Hoffman McCann reports on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2007 did not contain an adverse opinion or disclaimer of opinion, uncertainty, audit scope or accounting principles, except for a going concern issue noted in Mayer Hoffman McCann’s report on our financial statements as of and for the year ended December 31, 2007. The decision to change accountants was recommended and approved by the Company’s Audit Committee and Board of Directors. During the fiscal years ended December 31, 2006 and 2007 through the date hereof, the Company did not have any disagreements with Mayer Hoffman McCann on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Mayer Hoffman McCann’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company provided Mayer Hoffman McCann with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company herein. A copy of Mayer Hoffman McCann’s letter dated November 3, 2008 is filed herewith and is attached as Exhibit 16.1 to this Current Report on Form 8-K

Item 9.01. Change in Registrant’s Certifying Accountant.

Exhibits

16.1 Letter from Mayer Hoffman McCann P.C. dated November 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Dated: November 5, 2008	By:	\s\ Charles Rice Chairman and Chief Executive Officer
(principal executive officer)